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                                                                  EXHIBIT 5
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                 [Letterhead of Wachtell, Lipton, Rosen & Katz]



                                October 23, 1996

         Borg-Warner Automotive, Inc.
         200 South Michigan Avenue
         Chicago, Illinois 60604

         Ladies and Gentlemen:

                   We have acted as special counsel for Borg-Warner Automotive, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing by the Company with the Securities and Exchange Commission of a Registration Statement on Form S-3, as it may be amended (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the registration under the Securities Act by the Company of $150 million of ___% Senior Notes due 2006 (the "Notes"). The Notes are to be issued pursuant to the terms of an indenture (the "Indenture") between the Company and The First National Bank of Chicago, as trustee (the "Trustee"). The form of Indenture, which includes the form of Note as an exhibit, is filed as an exhibit to the Registration Statement.

                   In this connection, we have reviewed: (i) the Restated Certificate of Incorporation and By-Laws of the Company; (ii) the Registration Statement and the Indenture; (iii) certain resolutions adopted by the Board of Directors of the Company; and (iv) such other documents, records and papers as we have deemed necessary or appropriate in order to give the opinions set forth herein. We are familiar with the proceedings heretofore taken by the Company in connection with the authorization, registration, issuance and sale of the Notes. We have, with your consent, relied as to factual matters on certificates or other documents furnished by the Company or its officers and by governmental authorities and upon such other documents and data that we have deemed appropriate or necessary as a basis for the opinions hereinafter expressed. In such review, we have assumed the genuineness of all signatures, the authenticity of all documents, certificates and instruments submitted to us as originals, the conformity with the originals of all documents submitted to us as copies, and the authenticity of the originals of such latter documents.

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         Borg-Warner Automotive, Inc.
         October 23, 1996
         Page Two

                   Based upon the foregoing and having regard for such legal considerations as we deem relevant, we are of the opinion that, as of the date hereof:

                   1. When duly authorized officers of the Company have taken all necessary action to approve the form of the Indenture, including the form of Notes, the Notes and the Indenture will be duly authorized by the Company.

                   2. When (a) the Indenture has been qualified under the Trust Indenture Act of 1939, as amended and has been duly executed and delivered by the parties thereto, (b) the Notes have been duly executed and issued in accordance with the provisions of the Indenture, (c) the Notes have been authenticated by the Trustee under the Indenture, and
         (d) the Notes have been issued and sold by the Company pursuant to the Purchase Agreement (a form of which has been filed as an exhibit to the Registration Statement), and duly paid for by the purchasers thereof, the Notes will have been validly issued and will constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, subject in each case to (i) the effect of bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent transfer and other similar laws relating to or affecting the rights of creditors and (ii) general principles of equity (including, without limitation, concepts of materiality, reasonableness, good performance, injunctive relief and other equitable remedies), regardless of whether considered in a proceeding at law or in equity. We express no opinion as to the validity of Section 514 of the Indenture or as to the effect of any laws not in effect on the date hereof. We have assumed that the interest rate to be selected for the Notes will be within the legal limits imposed on the Notes under applicable law.

                   We are not members of the Bar of any jurisdiction other than the State of New York and, with your consent, we express no opinion as to the law of any jurisdiction other than the laws of the State of New York and the General Corporation Law of the State of Delaware.

                   We consent to the use of this opinion as an Exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the prospectus that is a part of the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the General Rules and Regulations promulgated thereunder.

                                            Very truly yours,

                                            /s/ Wachtell, Lipton, Rosen & Katz